Exhibit 23.2

Beckstead and Watts, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                                  3304 Wynn Road
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

To Whom It May Concern:

I have issued my report dated December 20, 2002, accompanying the financial statements of Gentry International, Inc. on Form SB-2 for the period of February 18, 1999 (inception date) through October 31, 2002. I hereby consent to the incorporation by reference of said report on the Registration Statement of Gentry International, Inc. on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP

May 28, 2003